UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 16, 2009
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                       ATLANTIC COAST FEDERAL CORPORATION
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             (Exact name of Registrant as specified in its charter)

           Federal                      000-50962                59-3764686
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(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
 of Incorporation)                                           Identification No.)

                   505 Haines Avenue, Waycross, Georgia 31501
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                    (Address of principal executive offices)

                                 (800) 342-2824
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               Registrant's telephone number, including area code

                                 Not Applicable
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          (Former Name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01. Other Events

     In the Fall of 2008, Atlantic Coast Federal, MHC, the parent company of Atlantic Coast Federal Corporation (the "Company") submitted an application to participate in the U.S. Treasury Department's Capital Purchase Program ("CPP"). To date, the application has been neither approved nor denied. Since the submission of the application, the Company's management along with advisers and investment bankers, have undertaken numerous actions to enhance the capital position of Atlantic Coast Bank, the Company's wholly-owned subsidiary. These actions include restructuring its investment portfolio and reducing loan commitments. In addition the Bank has chosen to reduce the size of its balance sheet where possible by limiting loan and deposit growth. Also as a part of this process, the Bank recently entered into an agreement to sell its Lake City, Florida branch in order to further reduce assets in a market area outside its primary footprint. In light of the substantial period of time that has passed since the application was filed, the Company determined that it was in its best interests to continue to implement its plans to enhance capital without government assistance, and therefore has withdrawn its current CPP application.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ATLANTIC COAST FEDERAL CORPORATION


Date:  September 22, 2009         By:  /s/ Robert J. Larison, Jr.
                                       -----------------------------------------
                                       Robert J. Larison, Jr.
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)